AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                        OF GENERAL INSTRUMENT CORPORATION

         The undersigned, Thomas A. Dumit and Richard C. Smith, certify that they are the Vice President and Assistant Secretary, respectively, of General Instrument Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby further certify as follows:

         (1) The name of the corporation is General Instrument Corporation. The Corporation was originally incorporated under the name FLGI Holding Corp.

         (2) The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 28, 1990.

         (3) A Certificate of Amendment was filed with the Secretary of State of the State of Delaware on August 9, 1990, a Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 13, 1990, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on February 26, 1992, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 30, 1992, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 4, 1992, and a Certificate of Correction was filed with the Secretary of State of the State of Delaware on June 16, 1992.

         (4) This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the original Certificate of
Incorporation of the Corporation as heretofore amended or supplemented and has been duly adopted in accordance with Sections 242 and 245 of the GCL.

         (5) The text of the Amended and Restated Certificate of Incorporation of the Corporation as further amended hereby is again restated to read in its entirety as follows:

                  FIRST: The name of the Corporation is General Instrument Corporation (hereinafter the "Corporation").

                  SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL") as set forth in Title 8 of the Delaware Code.

                  FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is (i) 175,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and (ii) 20,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

                  Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative,
         participating ,  optional  or   other   special  rights   and   such
         qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                  FIFTH: The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1993 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1994 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1995 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1993, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

                  SIXTH: Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as one class.

                  SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation or otherwise shall not apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  EIGHTH: The Corporation shall, the fullest extent permitted by Delaware law, indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of the Corporation, or is or was serving another entity in such capacity at the request of the Corporation, against all expenses and liabilities actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding (including attorneys' fees).

                  NINTH: The Corporation reserves the right to rescind, amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.

                  ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
         Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be , to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  TWELFTH: Elections of directors need not be by written ballot unless the By-laws of the Corporation shall otherwise provide.

IN WITNESS WHEREOF, General Instrument Corporation has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Thomas A. Dumit, its Vice President, and attested to by Richard C. Smith, its Assistant Secretary, this 1st day of June, 1993.


                                                GENERAL INSTRUMENT CORPORATION


                                                By:      /s/Thomas A. Dumit
                                                   -------------------------
                                                         Thomas A. Dumit,
                                                         Vice President

ATTEST:


By:      /S/Richard C. Smith
   --------------------------
         Richard C. Smith,
         Assistant Secretary

                                AMENDMENT TO THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         GENERAL INSTRUMENT CORPORATION
                         ------------------------------

         General Instrument Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

         FIRST: That pursuant to Section 242(a) of the General Corporation Law of the State of Delaware, the directors of the Corporation adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, and declared said Amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                  "FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is (i) 400,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and (ii) 20,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

         SECOND: That the said amendment was duly adopted in accordance with the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, General Instrument Corporation has caused this Certificate to be signed by Thomas A. Dumit, its Vice President and attested by Richard C. Smith, its Assistant Secretary, this 28th day of April, 1995.



                                        GENERAL INSTRUMENT CORPORATION


                                        By:      /s/Thomas A. Dumit
                                           -------------------------------------
                                                 Thomas A. Dumit, Vice President
Attest:

By:      /s/Richard C. Smith
   -----------------------------
         Richard C. Smith,
         Assistant Secretary